UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2006 (September 8, 2006)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Private Business, Inc.
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Transfer of Listing.
     On September 8, 2006, the Company issued a press release announcing that the Company’s common stock will commence trading on the NASDAQ Global Market (formerly known as the NASDAQ National Market) beginning at the opening of trading on Friday, September 8, 2006. The Company’s common stock was previously traded on the NASDAQ Capital Market, formerly known as the NASDAQ Small Cap Market. A copy of the press release dated September 8, 2006, is filed as Exhibit 99.1 to this Form 8-K.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     Effective September 8, 2006, the Company effected a one (1) new for five (5) old reverse stock split of our authorized, issued and outstanding common stock. As a result, the Company’s issued and outstanding share capital has decreased from 15,816,452 shares of common stock to 3,163,290 shares of common stock. A copy of the amendment to the Company’s Charter effecting the reverse stock split is filed as Exhibit 3.1 to this Form 8-K. A copy of the press release dated September 8, 2006, announcing the reverse stock split is filed as Exhibit 99.1 to this Form 8-K.
Item 8.01. Other Events
     The reverse stock split became effective with the NASDAQ Global Market at the opening for trading on September 8, 2006 under the symbol GFSID. The “D” at the end of the trading symbol denotes that there has been a stock split, and on October 6, 2006, the Company’s trading symbol will once again become GFSI. The new CUSIP number for the Company’s common stock post reverse stock split is 38144H 20 8.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
3.1	Articles of Amendment to the Second Amended and Restated Charter of Goldleaf Financial Solutions, Inc.

99.1	Press Release dated September 8, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: September 8, 2006